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                                                                    EXHIBIT 10.3

                          TRANSITION SERVICES AGREEMENT

            This TRANSITION SERVICES AGREEMENT (this "Agreement"), dated as of March 19, 2003 (the "Effective Date"), is made by and among DealerTrack Holdings, Inc. ("DealerTrack"), Credit Online, Inc. ("COL"), DealerTrack, Inc. ("DT"), First American Credit Management Solutions, Inc. ("CMSI") and First American Real Estate Solutions, LLC ("First American"). CMSI and First American are each referred to herein individually as a "Seller" and collectively as the "Sellers." DealerTrack, DT and the Sellers are referred to herein individually as a "Party" and collectively as the "Parties."

                                 R E C I T A L S

            A. DealerTrack, CMSI, COL and The First American Corporation have entered into a Stock Purchase Agreement, dated as of January 30, 2003 (the "Stock Purchase Agreement"; capitalized terms used in this Agreement and not defined herein shall have the meanings assigned to them in the Stock Purchase Agreement), providing for the purchase by DealerTrack of all of the issued and outstanding capital stock of COL held by CMSI;

            B. DealerTrack desires that the Sellers render certain services (as described herein) to DT and/or COL, as applicable, on an interim basis. The Sellers are willing to perform such services on the terms and subject to the conditions set forth herein; and

            C. CMSI desires that DealerTrack render certain services (as described herein) to CMSI, as applicable, on an interim basis. DealerTrack is willing to perform such services on the terms and subject to the conditions set forth herein.

                                A G R E E M E N T

            In connection with the consummation of the transactions contemplated by the Stock Purchase Agreement and in consideration of the premises and the respective covenants and obligations set forth herein and therein the Parties agree as follows:

            1.    Services.

            (a) For the period commencing on the Effective Date through the applicable Term (as hereinafter defined), the Sellers shall provide to DT and COL the services described in Exhibit A through Exhibit G attached hereto and incorporated herein by this reference (individually and collectively, the "CMSI Services"). Except as otherwise noted on the applicable Exhibit, the CMSI Services shall be of the type and at the level of use and quality provided by the Sellers to COL as of the Closing Date and the CMSI Services shall be provided in a manner that is not discriminatory as compared to other businesses of Sellers.

            (b) For the period commencing on the Effective Date through the applicable Term (as hereinafter defined), DT shall provide to CMSI the services described in Exhibit H attached hereto and incorporated herein by this reference (individually and collectively, the "DT Services"). Except as otherwise noted on Exhibit H, the DT Services shall be of the type and at the level of use and quality provided by COL to CMSI as of the Closing Date and the DT Services shall be provided

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in a manner that is not discriminatory as compared to other businesses of
DealerTrack and its Subsidiaries.

            2.    Term.

            (a) The Term of this Agreement shall commence on the Effective Date. The Parties acknowledge that the purpose of this Agreement is to provide
(a) the CMSI Services to DT and COL on an interim basis and (b) the DT Services to CMSI for the time period described in Section 2(c) below. After the Effective Date, the Parties shall use commercially reasonable efforts to allow DT and COL to transition off the CMSI Services as promptly as reasonably practicable but in no case later than the expiration of the applicable Term.

            (b) DealerTrack may terminate this Agreement with respect to any or all of the CMSI Services upon 30 days' prior written notice to CMSI. CMSI may terminate this Agreement with respect to any or all of the CMSI Services upon 30 days' prior written notice to DealerTrack at any time after August 19, 2004. Unless this Agreement is earlier terminated in accordance with its terms, each CMSI Service shall terminate on the date set forth in a written notice to CMSI from DealerTrack delivered in accordance with the applicable Exhibit (each such date, the "Term" for such CMSI Service).

            (c) DealerTrack may terminate this Agreement with respect to any or all of the DT Services upon 180 days' prior written notice to CMSI. Unless this Agreement is earlier terminated in accordance with its terms, the DT Services provided with respect to each agreement referenced on Exhibit H shall terminate upon the expiration of the current term (including any automatic renewals) of each such agreement or upon the earlier termination thereof; provided that, in each case CMSI shall provide 30 days' prior written notice of such expiration or termination, as applicable (each such date, the "Term" for such DT Services).

            (d) Notwithstanding anything to the contrary contained herein, no termination of this Agreement shall affect the obligations of the Parties to make payments due hereunder.

            3.    Compensation.

            (a) As compensation for providing the CMSI Services, DealerTrack shall pay the applicable Seller the fees and amounts set forth on the applicable Exhibit. DealerTrack shall also pay the reasonable out-of-pocket expenses of the Sellers in providing the CMSI Services; provided however that any single item of expense in excess of $1,000 or any item that would put the monthly expense total in excess of $5,000 must be approved by DealerTrack prior to incurrence of such cost.

            (b) As compensation for providing the DT Services, CMSI shall pay DealerTrack the fees and amounts set forth on Exhibit H. CMSI shall also pay the reasonable out-of-pocket expenses of DealerTrack in providing the DT Services; provided, however that any single item of expense in excess of $1,000 or any item that would put the monthly expense total in excess of $5,000 must be approved by CMSI prior to incurrence of such cost.

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            4.    Invoicing.

            (a) The Sellers shall invoice DealerTrack for the CMSI Services on a monthly basis pursuant to invoices reasonably detailing the CMSI Services provided during such period and the price thereof. Unless such amounts are disputed in good faith by DealerTrack pursuant to Section 5(a), (i) all payments in respect of CMSI Services set forth on Exhibit D and Exhibit G shall be due and payable in arrears 30 days from and after the date of the applicable invoice and (ii) all payments in respect of all CMSI Services except those set forth on Exhibit D and Exhibit G shall be invoiced in advance and shall be due and payable 15 days from and after the date of the applicable invoice (the "CSMI Advance Invoices"). Payments owed by CMSI to COL in the aggregate amount of $83,861.69 shall be credited against amounts owing by DealerTrack for CMSI Services hereunder by crediting one third of such amount during each of the first three months following the Effective Date. Unless disputed in good faith by DealerTrack pursuant to Section 5(a), any amounts due but not paid by DealerTrack within 30 days from and after the date of any invoice shall bear interest at the rate of 8% per annum until the overdue amount plus the applicable interest is paid in full.

            (b) DealerTrack shall invoice CMSI for the DT Services on a monthly basis pursuant to invoices reasonably detailing the DT Services provided during such period and the price thereof. Unless such amounts are disputed in good faith by CMSI pursuant to Section 5(b), (i) all payments in respect of DT Services set forth on Section 2(c), (d) and (e) of Exhibit H shall be due and payable in arrears 30 days from and after the date of the applicable invoice and
(ii) all payments in respect of all DT Services set forth on Sections 2(a) and
(b) of Exhibit H shall be invoiced in advance and shall be due and payable 15 days from and after the date of the applicable invoice (the "DT Advance Invoices"). Unless disputed in good faith by CMSI pursuant to Section 5(b), any amounts due but not paid by CMSI within 30 days from and after the date of any invoice shall bear interest at the rate of 8% per annum until the overdue amount plus the applicable interest is paid in full.

            5.    Disputes.

            (a) If DealerTrack disputes in good faith any charge set forth in an invoice, DealerTrack shall notify CMSI in writing within 20 days after receipt of such invoice (or 10 days in the case of CSMI Advance Invoices). The Parties shall promptly attempt to resolve any such dispute. If any Party determines that the dispute cannot be resolved in a mutually agreeable manner, the dispute shall be resolved in accordance with the provisions of Section 19.

            (b) If CMSI disputes in good faith any charge set forth in an invoice, CMSI shall notify DealerTrack in writing within 20 days after receipt of such invoice (or 10 days in the case of DT Advance Invoices). The Parties shall promptly attempt to resolve any such dispute. If any Party determines that the dispute cannot be resolved in a mutually agreeable manner, the dispute shall be resolved in accordance with the provisions of Section 19.

            6.    Force Majeure.

            (a) Neither Seller shall have any obligation to provide CMSI Services hereunder during a period in which it is prevented from doing so by any act of God, fire, riot, sabotage, war, or

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act of any government or by other causes beyond the control of such Seller. Upon claiming the benefit of this provision, the applicable Seller shall notify DealerTrack promptly of the cause and attempt in good faith to resume performance as soon as reasonably possible, and there shall be no charge for CMSI Services not performed.

            (b) DealerTrack shall not have any obligation to provide DT Services hereunder during a period in which it is prevented from doing so by any act of God, fire, riot, sabotage, war, or act of any government or by other causes beyond the control of DealerTrack. Upon claiming the benefit of this provision, DealerTrack shall notify CMSI promptly of the cause and attempt in good faith to resume performance as soon as reasonably possible, and there shall be no charge for DT Services not performed.

            7. Indemnification. Subject to the terms of the Stock Purchase Agreement, (i) DealerTrack, its stockholders, Subsidiaries and Affiliates, sureties, any assignee permitted hereunder or successor thereof, and each officer, director, employee and agent of each of the foregoing (the "DT Indemnified Parties") shall be jointly and severally indemnified and held harmless by the Sellers for any and all Losses (excluding consequential, punitive and incidental damages) suffered or incurred by them, arising out of or resulting directly or indirectly from the gross negligence or intentional misconduct of either Seller in connection with the performance of this Agreement or a breach of this Agreement, and (ii) the Sellers, their respective stockholders, Subsidiaries and Affiliates, sureties, any assignee permitted hereunder or successor thereof, and each officer, director, employee and agent of each of the foregoing (the "Seller Indemnified Parties") shall be jointly and severally indemnified and held harmless by DealerTrack, DT and COL for any and all Losses (excluding consequential, punitive and incidental damages) suffered or incurred by them, arising out of or resulting directly or indirectly from the gross negligence or intentional misconduct of DealerTrack or any of its Subsidiaries (including without limitation DT and COL) in connection with the performance of this Agreement or a breach of this Agreement.

            8. Relationship of the Parties. For purposes of this Agreement, the Sellers, on the one hand, and DealerTrack, DT and COL, on the other, shall be deemed to be independent contractors, and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute the Parties as partners, joint ventures, co-owners, an association or an entity separate and apart from each Party itself, nor shall this Agreement constitute any Party an employee or agent, legal or otherwise, of any other Party for any purposes whatsoever. No Party is authorized to make any statements or representations on behalf of any other Party or in any way obligate any other Party, except as expressly authorized in writing by such other Party.

            9. Confidentiality. Except as expressly permitted by this Agreement, DealerTrack, DT, COL and the Sellers agree that they and their employees, directors, Subsidiaries, Affiliates, agents and subcontractors (a) shall not disclose to, and shall prevent disclosure to, any third party of any and all information and data received, generated, manipulated, stored, transmitted or transformed pursuant to this Agreement (the "Confidential Information"), (b) shall not use any Confidential Information except as necessary for purposes of providing CMSI Services and DT Services, respectively, under this Agreement in accordance herewith, (c) shall not disclose to, and shall prevent disclosure to, any employee of any Confidential Information, unless such employee has entered into a written agreement with obligations of confidentially at least as protective of the

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Confidential Information as those set forth in this Agreement and (d) shall take reasonable measures to maintain the confidentiality of all Confidential Information in their possession or control, which shall in no event be less than the measures they use to maintain confidentiality of their own information of similar importance; provided that, Confidential Information shall not include information that (i) is in or enters the public domain without breach of this Agreement and through no breach of any confidentiality obligation, (ii) is lawfully received by the disclosing Party from a third party without restriction on disclosure and without breach of a nondisclosure obligation, (iii) was known by the disclosing Party prior to receiving such information hereunder and through no breach of any confidentiality obligation to the other Parties or (iv) is developed independently by the disclosing Party without use of or reference to any Confidential Information as evidenced by such Party's written records contemporaneous with such development. Notwithstanding the foregoing, the Parties may disclose Confidential Information to the extent required by a court of competent jurisdiction or other Governmental Entity or otherwise as required by applicable Law; provided, however that the disclosing Party shall use commercially reasonable efforts to minimize such disclosure and shall provide written notice of such disclosure and consult with and assist the other Parties in obtaining a protective order prior to such disclosure.

            10. Expenses, Taxes, Etc. Except as otherwise expressly provided in this Agreement, each Party will pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. Without limiting the foregoing, (a) each Seller further acknowledges that, except as expressly provided in this Agreement, it shall be solely responsible for payment and satisfaction of all compensation, benefits, withholding and all other employment-related liabilities and obligations relating to each employee of such Seller providing CMSI Services hereunder and (b) DealerTrack, DT and COL each further acknowledge that, except as expressly provided in this Agreement, it shall be solely responsible for payment and satisfaction of all compensation, benefits, withholding and all other employment-related liabilities and obligations relating to each employee of such Party providing DT Services hereunder.

            11. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered personally or sent by telex or telecopy or three (3) business days after being mailed by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed or one (1) business day after being sent via a nationally recognized courier service for next business day delivery, to the party to whom it is directed:

                  If to DealerTrack, DT or COL, to:

                  DealerTrack Holdings, Inc.
                  105 Maxess Road
                  Suite N109
                  Melville, NY 11747
                  Attention:  Eric Jacobs, Esq.
                  Facsimile:  (631) 486-1602

                  with a copy (which shall not constitute notice) to:

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                  O'Melveny & Myers LLP
                  30 Rockefeller Plaza, 27th Floor
                  New York, NY 10112
                  Attention:  Charles F. Niemeth, Esq.
                  Facsimile:  (212) 326-2061

                  If to First American, to:

                  c/o The First American Corporation
                  One First American Way
                  Santa Ana, California 92707
                  Attention:       Parker Kennedy
                                   Kenneth DeGiorgio
                  Facsimile:  (714) 880-3325

                  with a copy (which shall not constitute notice) to:

                  White & Case LLP
                  633 West Fifth Street, Suite 1900
                  Los Angeles, California 90071
                  Attention:       Neil W. Rust
                  Facsimile:       (213) 687-0758

                  If to CMSI, to:

                  Credit Management Solutions, Inc.
                  135 National Business Parkway
                  Annapolis Junction, Maryland 20701
                  Attention:       Howard Tischler
                  Facsimile:       (240) 465-0470

                  with a copy (which shall not constitute notice) to each of:

                  The First American Corporation
                  One First American Way
                  Santa Ana, California 92707
                  Attention:       Parker Kennedy
                                   Kenneth DeGiorgio
                  Facsimile:       (714) 880-3325

                  and

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                  White & Case LLP
                  633 West Fifth Street, Suite 1900
                  Los Angeles, California 90071
                  Attention:       Neil W. Rust
                  Facsimile:       (213) 687-0758

                  or for any Party, at such other address as such Party shall have specified in writing to each of the others in accordance with this Section 11.

            12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

            13. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to limit or affect any of the provisions hereof.

            14.   Amendments; No Waivers.

            (a) Any provision of this Agreement may be waived or amended if, and only if, such amendment or waiver is in writing and signed by all of the Parties.

            (b) No failure by any Party hereto to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement, or to exercise any right or remedy consequent upon a breach hereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition hereof.

            15. Entire Agreement. This Agreement is the Transition Services Agreement referred to in the Stock Purchase Agreement and constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties or any of them with respect to the subject matter hereof. This Agreement is delivered pursuant to the Stock Purchase Agreement.

            16. Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section reference is expressly indicated, the entire Agreement rather than any specific Section. Except as otherwise expressly provided herein, all monetary amounts referenced in this Agreement shall mean U.S. dollars.

            17. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (without regard to the choice of law provisions thereof).

            18. Severability. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision shall be ineffective only

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to the extent of such invalidity, without invalidating the remainder of this
Agreement.

            19. JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS FOR ITSELF AND ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF AND SERVICE OF PROCESS PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND THE RULES OF ITS COURTS, WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY ARISING UNDER OR OUT OF IN RESPECT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR OBLIGATION. EACH PARTY FURTHER IRREVOCABLY DESIGNATES AND APPOINTS THE INDIVIDUAL IDENTIFIED IN OR PURSUANT TO SECTION 11 HEREOF TO RECEIVE NOTICES ON ITS BEHALF, AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH ACTION BEFORE ANY BODY, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH PARTY AT ITS ADDRESS PROVIDED IN SECTION 11. IF ANY AGENT SO APPOINTED REFUSES TO ACCEPT SERVICE, THE DESIGNATING PARTY HEREBY AGREES THAT SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST IT IN THE APPLICABLE JURISDICTION MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS PROVIDED IN SECTION 11. EACH PARTY HEREBY ACKNOWLEDGES THAT SUCH SERVICE SHALL BE EFFECTIVE AND BINDING IN EVERY RESPECT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY IN ANY OTHER JURISDICTION.

            20. Specific Performance. The Sellers hereby acknowledges that DealerTrack, DT, and COL would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that either Seller fail to provide the Services described herein in breach of this Agreement or in the event that any Seller breaches the confidentiality provisions set forth in
Section 9, and therefore each Seller agrees that in the event that DealerTrack, DT and/or COL seeks specific performance of the Sellers' obligations hereunder, neither Seller will object to such remedy on the grounds that money damages would be an adequate remedy.

            21. Assignment. This Agreement may not be assigned, by operation of law or otherwise, without the consent of all of the Parties, such consent not to be unreasonably withheld; provided that DealerTrack, DT, COL, First American and/or CMSI may assign its rights hereunder to any entity acquiring all or substantially all of its assets.

            22. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such assigns, any legal or equitable rights hereunder.

            23. Survival. The provisions of Sections 3, 4, 5, 7, 8, 9, 10, 11, 17, 18 19, 20 (only to the extent relating to the confidentiality provisions of this Agreement) and this Section 23

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shall survive the termination, for any reason, of this Agreement. Any payments due under this Agreement with respect to any period prior to its termination shall be made notwithstanding the termination of this Agreement.

                                      * * *

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            IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


                                     DEALERTRACK HOLDINGS, INC.

                                     By:____________________________________
                                        Name:
                                        Title:

                                     DEALERTRACK, INC.

                                     By:____________________________________
                                        Name:
                                        Title:

                                     CREDIT ONLINE, INC.

                                     By:____________________________________
                                        Name:
                                        Title:

                                     FIRST AMERICAN CREDIT MANAGEMENT
                                     SOLUTIONS, INC.

                                     By:____________________________________
                                        Name:
                                        Title:

                                     FIRST AMERICAN REAL ESTATE SOLUTIONS, LLC

                                     By:____________________________________
                                        Name:
                                        Title:

                                      S-1